EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 1995 (except with respect to the matters discussed in Notes 1 and 7, as to which the date is June 28, 1995) (and to all references to our firm) included in or made a part of PriCellular Corporation's Post Effective Amendment No. 1 to its Form S-4 registration statement (File No. 33-91006).

                                                        Arthur Andersen LLP

Atlanta, Georgia
November 26, 1996